UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 26, 2023, the Board of Directors (the “Board”) of Protagonist Therapeutics, Inc. (the “Company”) increased the size of the Board from six to seven directors and appointed Daniel N. Swisher, Jr. to serve as a Class I director to hold office until the 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

Mr. Swisher, age 60, has served as a Strategic Advisor to Jazz Pharmaceuticals plc (Nasdaq: JAZZ), a biopharmaceutical company, since September 2023. He previously served as the President of Jazz Pharmaceuticals from January 2018 to September 2023, and as its Chief Operating Officer from January 2018 until May 2021 and from November 2022 until September 2023. Prior to Jazz Pharmaceuticals, he served in various roles at Sunesis Pharmaceuticals, Inc., a biopharmaceutical company, from 2001 to December 2017, including as its Chief Executive Officer and a member of its board of directors from 2003 to December 2017. Prior to that, Mr. Swisher held a range of senior management roles, including serving as Senior Vice President of Sales and Marketing at ALZA Corporation, a pharmaceutical and medical systems company that merged with Johnson & Johnson, from 1992 to 2001. Mr. Swisher has served as a director of Cerus Corporation (Nasdaq: CERS), a biopharmaceutical corporation, since June 2011 and as chairman of the Cerus Corporation board of directors since October 2013. Mr. Swisher has also served as a director of Corcept Therapeutics Incorporated (Nasdaq: CORT), a pharmaceutical company, since June 2015. Mr. Swisher received his B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

There are no arrangements or understandings between Mr. Swisher and any other persons pursuant to which he was selected to serve as a director; he has no family relationships with any of the Company’s directors or executive officers; and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s non-employee director compensation policy, Mr. Swisher will receive an annualized amount of $40,000 for his service as a director and has been granted an option to purchase 45,000 shares of the Company’s common stock under the Company’s 2016 Equity Incentive Plan, at an exercise price per share equal to $14.21, the closing stock price of the Company’s common stock on The Nasdaq Stock Market LLC on the date of grant. The option will vest and become exercisable in 36 equal monthly installments from the date of grant, subject to Mr. Swisher’s continued service to the Company through each vesting date. The Company also entered into its standard form of indemnification agreement with Mr. Swisher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.
Dated: October 30, 2023

	By:	/s/ Matthew Gosling
Matthew Gosling
Executive Vice President, General Counsel